UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 7, 2008

Microfield Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

111 SW Columbia, Suite 480, Portland, OR		97209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 419-3580 .

Copies to:

Jeffrey Fessler, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

ITEM 3.02. Unregistered Sales of Equity Securities.

On May 7, 2008, Microfield Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) providing for the private placement of 9,038,290 shares of common stock and 4,519,145 warrants for gross proceeds of approximately $3.6 million.  The warrants are immediately exercisable at $0.60 per share and are exercisable at any time within five years from the date of issuance.

In connection with the offer and sale of securities to the Investor and the selling agent, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

Rodney M. Boucher, the Company’s Chief Executive Officer and Randall Reed, the Company’s Chief Financial Officer purchased 75,000 shares and 37,500 warrants and 27,500 shares of common stock and 13,750 warrants, respectively.  Additionally, (i) the William C. McCormick Trust which is affiliated with William C. McCormick, Chairman of the Board, purchased 25,000 shares of common stock and 12,500 warrants, (ii) The Conley Family Limited Partnership which is affiliated with Gary D. Conley, a director of the Company, purchased 12,500 shares of common stock and 6,250 warrants, (iii) Gene Ameduri, a director of the Company and Kathleen Ameduri, the wife of Mr. Ameduri, purchased 12,500 shares of common stock and 6,250 warrants and 12,040 shares of common stock and 6,020 warrants, respectively, (iv) Phillip G. Harris, a director of the Company, purchased 62,500 shares of common stock and 31,250 warrants and (v) John Metcalf, a director of the Company, purchased 62,500 shares of common stock and 31,250 warrants.  The Company’s audit committee determined that the participation by such members of management and the Board did not constitute a conflict of interest under the Company’s Code of Ethics.

The Company also entered into a Registration Rights Agreement with the Investors pursuant to which it has agreed to file a registration statement with the Securities and Exchange Commission within 60 days from May 7, 2008 to register the resale of the shares of common stock issued in the private placement, as well as the shares of common stock issuable upon the exercise of the warrants.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

4.1          Form of Warrant to purchase shares of common stock.

10.1        Form of Securities Purchase Agreement dated May 7, 2008 by and among Microfield Group, Inc. and the purchasers set forth on the signature page thereto.

10.2        Form of Registration Rights Agreement dated May 7, 2008 by and among Microfield Group, Inc. and the purchasers signatory thereto.

99.1        Press Release dated May 8, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008	Microfield Group, Inc.

/s/ Rodney M. Boucher
Rodney M. Boucher
Chief Executive Officer